      As filed with the Securities and Exchange Commission on June 21, 2002

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                             STUDENT ADVANTAGE, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                     04-3263743
(State or other jurisdiction of incorporation or            (I.R.S. Employer
               organization)                              Identification Number)

      280 SUMMER STREET, BOSTON, MA                             02210
 (Address of Principal Executive Offices)                     (Zip Code)


                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                              RAYMOND V. SOZZI, JR.
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             STUDENT ADVANTAGE, INC.
                                280 SUMMER STREET
                                BOSTON, MA 02210
                     (Name and address of agent for service)

                                 (617) 912-2000
          (Telephone number, including area code, of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                   Proposed maximum        Proposed            Amount of
   Title of securities           Amount to be     offering price per    maximum aggregate     registration
    to be registered              Registered           share             offering price           fee
    ----------------            --------------    ------------------    -----------------     ------------
Common Stock, $.01 par value
per share                       550,000 shares        $0.22(1)             $121,000(1)           $11.13

--------------

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 19, 2002 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

================================================================================

                     STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-81003, filed by the Registrant on June 18, 1999 relating to the Registrant's 1999 Employee Stock Purchase Plan.

                                EXPLANATORY NOTE

     Effective June 19, 2002, the partner in charge of auditing the Registrant, left Arthur Andersen LLP and joined Ernst & Young LLP. After reasonable efforts, the Registrant has been unable to obtain the consent of Arthur Andersen to the incorporation into this registration statement, of their report with respect to the consolidated financial statements of the Registrant, which appeared in its Annual Report on Form 10-K for the year ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits this registration statement to be filed without a written consent from Arthur Andersen. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein. In addition, the ability of Arthur Andersen to satisfy any claims (including claims arising from Arthur Andersen's provision of auditing and other services to the Registrant) may be limited as a practical matter due to recent events involving Arthur Andersen.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 21, 2002.

                                      STUDENT ADVANTAGE, INC.

                                      By: /s/ Raymond V. Sozzi, Jr.
                                         ---------------------------------------
                                         Raymond V. Sozzi, Jr.
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Student Advantage, Inc. hereby severally constitute Raymond V. Sozzi, Jr. and Kenneth S. Goldman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Student Advantage, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                              Title                                Date
        ---------                              -----                                ----

 /s/ Raymond V. Sozzi, Jr.         Chairman of the Board, President and         June 21, 2002
------------------------------     Chief Executive Officer (principal
Raymond V. Sozzi, Jr.              executive officer)

 /s/ Kenneth S. Goldman            Executive Vice President, Chief              June 21, 2002
------------------------------     Financial Officer  and Treasurer
Kenneth S. Goldman                 (principal financial and accounting
                                   officer)

 /s/ John M. Connolly                   Director                                June 21, 2002
------------------------------
John M. Connolly

 /s/ William S. Kaiser                  Director                                June 21, 2002
------------------------------
William S. Kaiser

 /s/ John S. Katzman                    Director                                June 21, 2002
------------------------------
John S. Katzman

 /s/ Marc J. Turtletaub                 Director                                June 21, 2002
------------------------------
Marc J. Turtletaub

 /s/ Charles E. Young                   Director                                June 21, 2002
------------------------------
Charles E. Young

                                  EXHIBIT INDEX

Exhibit
Number         Description
--------       -----------

  4.1          Amended and Restated Certificate of Incorporation of the
               Registrant

  4.2(1)       Amended and Restated By-Laws of the Registrant

  5.1          Opinion of Hale and Dorr LLP

 23.1          Consent of Hale and Dorr LLP (included in Exhibit 5.1)

 23.2          Consent of PricewaterhouseCoopers LLP

 24.1 Power of Attorney (included on the signature page of this Registration Statement)

--------------

(1) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-26173).